UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	May 7, 2010

National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including ZIP code)

(402) 475-2525
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 7, 2010, National Research Corporation (the “Company”) held its 2010 annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders voted on the following proposals:

•	The election of two directors, Patrick E. Beans and Gail L. Warden, to the Company’s Board of Directors for a three-year term to expire at the Company’s 2013 annual meeting of shareholders; and

•	The approval of amendments to the Company’s 2004 Non-Employee Director Stock Plan.

As of the March 12, 2010 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 6,657,600 shares of the Company’s common stock, $.001 par value per share, were outstanding and entitled to vote, each entitled to one vote per share.  Approximately 86.7% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for shareholder approval at the Annual Meeting:

Election of Directors

	For		Withheld		Broker Non-Votes
Name	Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (1)
Patrick E. Beans	5,734,422	99.4%	35,163	0.6%	0	N/A

Gail L. Warden	5,738,789	99.5%	30,796	0.5%	0	N/A

Approval of Amendments to the National Research Corporation 2004 Non-Employee Director Stock Plan

For		Against		Abstain
Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (1)

5,701,134	98.8%	52,887	0.9%	15,564	0.3%

(1)	Based on a total of all shares actually voted in person or by proxy at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RESEARCH CORPORATION

Dated: May 10, 2010	By:	/s/ Patrick E. Beans
Patrick E. Beans
Vice President, Treasurer, Secretary and Chief Financial Officer